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                                                                    EXHIBIT 99.1


                    CT COMMUNICATIONS, INC. AND SUBSIDIARIES

                        Consolidated Statements of Income

                  Years ended December 31, 1998, 1997, and 1996

                                                            1998                1997                  1996
                                                            ----                ----                  ----
Operating revenues                                     $ 91,725,394         $ 78,483,514         $ 67,054,006
Operating expenses                                       70,272,414           58,390,372           51,349,967
                                                       ------------         ------------         ------------
     Operating income                                    21,452,980           20,093,142           15,704,039
                                                       ------------         ------------         ------------

Other income (expenses):
     Equity in income of affiliates, net                    431,088              130,637            1,801,952
     Interest, dividend income and gain on
          sale of investments                             1,916,446              261,459              244,213
     Other expenses, principally interest                (1,491,635)            (985,275)            (705,112)
                                                       ------------         ------------         ------------
         Total other income (expense)                       855,899             (593,179)           1,341,053
                                                       ------------         ------------         ------------
         Income before income taxes and
         extraordinary item                              22,308,879           19,499,963           17,045,092

Income taxes                                              8,926,469            7,898,159            6,583,671
                                                       ------------         ------------         ------------
     Net income before extraordinary item                13,382,410           11,601,804           10,461,421

Extraordinary item - discontinuance of SFAS 71,
  net of income taxes of $1,493,312                              --            2,239,045                   --
                                                       ------------         ------------         ------------
     Net income after extraordinary item                 13,382,410           13,840,849           10,461,421
Dividends on preferred stock                                 28,457               73,073               92,535
                                                       ------------         ------------         ------------
Earnings for common stock                              $ 13,353,953         $ 13,767,776         $ 10,368,886
                                                       ============         ============         ============
Basics earnings per common share:
     Earnings before extraordinary item                $       1.45         $       1.27         $       1.15
     Extraordinary item                                          --                 0.25                   --
                                                       ------------         ------------         ------------
     Earnings per common share                         $       1.45         $       1.52         $       1.15
                                                       ============         ============         ============
Diluted earnings per common share:
     Earnings before extraordinary item                $       1.44         $       1.26         $       1.14
     Extraordinary item                                          --                 0.25                   --
                                                       ------------         ------------         ------------
     Earnings per common share                         $       1.44         $       1.51         $       1.14
                                                       ============         ============         ============
Basic weighted average shares outstanding                 9,227,016            9,076,211            9,051,731
                                                       ============         ============         ============
Diluted weighted average shares outstanding               9,276,504            9,111,439            9,078,385
                                                       ============         ============         ============

     See accompanying notes to consolidated financial statements.
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(1)(n)   RECENT ACCOUNTING PRONOUNCEMENTS

         On January 1, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130 "Reporting Comprehensive Income." SFAS No. 130 requires companies to display, with the same prominence as other financial statements, the components of comprehensive income. Items considered to be other comprehensive income include adjustments made for unrealized holding gains and losses on available-for-sale securities.



         During 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 131 "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected financial information about operating segments in interim financial reports issued to shareholders.



         During 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 132, "Employers' Disclosures About Pension and Other Postretirement Benefits" and has revised its disclosures for its pension and postretirement plans accordingly.

(15)     SEGMENT INFORMATION

         Effective December 31, 1998, the Company adopted FAS 131, "Disclosures about Segments of an Enterprise and Related Information." In early 1999 the Company reorganized internal reporting to better manage business segments. As a result, the Company has four reportable segments, the incumbent local exchange carrier (ILEC), the competitive local exchange carrier and long distance services (CLEC/LD), Internet and data services (ISP), and the digital wireless group (DCS). Results for 1998 and prior years have been reclassified to be comparative to 1999 presentation. Accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on operating profit before other income (expenses) and income taxes. Intersegment sales are accounted for as if the transactions were to third parties.
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
December 31, 1998:

                                     ILEC          CLEC/LD          ISP            DCS             OTHER            TOTAL
External revenues                $ 70,646,748    $13,883,555     $3,369,305     $ 3,150,786     $   675,000     $ 91,725,394

Intersegment revenues               5,017,641           --             --              --              --          5,017,641

Depreciation and amortization      11,530,611        643,970        553,765          55,196          57,019       12,840,561

Segment operating profit           25,534,663     (2,354,985)      (388,906)     (1,250,329)        (87,463)      21,452,980

Segment assets                    127,179,588      2,644,738      6,735,650      (2,086,098)     49,160,480      183,634,358



December 31, 1997:

                                      CTC          CLEC/LD          ISP            DCS             OTHER            TOTAL

External revenues                $ 64,417,269    $11,881,063     $  580,217     $ 1,604,965     $      --       $ 78,483,514

Intersegment revenues               3,629,556           --             --              --              --          3,629,556

Depreciation and amortization       9,130,090        411,732         32,088          38,175            --          9,612,085

Segment operating profit           22,583,696        957,312        (93,090)     (2,220,351)     (1,134,425)      20,093,142

Segment assets                    107,059,374      4,331,091        206,629         163,262      35,579,073      147,339,429



December 31, 1996:

                                      CTC          CLEC/LD          ISP            DCS             OTHER            TOTAL

External revenues                $ 57,981,521    $ 8,584,187     $  192,056     $   296,242     $      --       $ 67,054,006

Intersegment revenues               2,387,185           --             --              --              --          2,387,185

Depreciation and amortization      10,050,369         47,776           --             6,657            --         10,104,802

Segment operating profit           17,679,860       (963,269)        96,028        (960,981)       (147,599)      15,704,039

Segment assets                     90,752,228      4,172,155        103,315         617,947      19,418,318      115,063,963